Exhibit (r)(3)

                                                      CAPFINANCIAL PARTNERS, LLC

                                 CODE OF ETHICS

I.       INTRODUCTION
         High ethical standards are essential for the success of CapFinancial Partners, LLC ("CapFinancial") and to maintain the confidence of
         Investors. CapFinancial is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients' interests come first. CapFinancial has a fiduciary duty to its Advisory Clients that requires Access Persons to act solely for the benefit of Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Access Persons. In recognition of CapFinancial's fiduciary obligations to its Advisory Clients and CapFinancial's desire to maintain its high ethical standards, CapFinancial has adopted this Code of Ethics containing provisions designed to prevent improper personal trading by Access Persons, identify conflicts of interest and provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

         One goal is to allow CapFinancial's Access Persons to engage in personal securities transactions while protecting its Advisory Clients, CapFinancial and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

         Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for Access Persons of CapFinancial. If there is any doubt as to the propriety of any activity, Access Persons should consult with the Compliance Officer. The Compliance Officer may rely upon the advice of legal counsel or outside compliance consultants.

II.      APPLICABILITY OF CODE OF ETHICS

         A. PERSONAL ACCOUNTS OF ACCESS PERSONS. This Code of Ethics applies to all Personal Accounts of all Access Persons. A Personal Account also includes an account maintained by or for:

            i. Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

            ii. Any individuals who live in the Access Person's household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

            iii. Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

            iv. Any trust or other arrangement which names the Access Person as a beneficiary; and

            v. Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

         Upon   receipt of this  Compliance  Manual each Access  Person  will be
         required to   provide a  comprehensive list of all Personal Accounts to
         the Compliance Officer.

         B. ACCESS PERSON AS TRUSTEE. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

            i. PERSONAL ACCOUNTS OF OTHER ACCESS PERSONS. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

            ii. SOLICITORS/CONSULTANTS. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his duties on behalf of CapFinancial, (i) makes or participates in the making of investment recommendations for CapFinancial' clients, or (ii) obtains information on recommended investments for CapFinancial's Advisory Clients.

            iii. CLIENT ACCOUNTS. A client account includes any account managed by CapFinancial that is not a Personal Account.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         C. GENERAL. It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes Securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Section.

         D. PRE-CLEARANCE OF TRANSACTIONS IN PERSONAL ACCOUNT INVOLVING PRIVATE PLACEMENTS AND INVESTMENT OPPORTUNITIES OF LIMITED AVAILABILITY. An Access Person must obtain the prior written approval of the Compliance Officer before engaging in the following transactions in his or her Personal Account:

         (i) direct or indirect acquisition of beneficial ownership in a security in an initial public offering;

         (ii) direct or indirect acquisition of beneficial ownership in a security in a limited offering (fund of funds only) (which includes investments in securities); and

         (iii) direct or indirect purchase or sale of any security that may be purchased or sold by an Advisory Client or Fund.

         A request for pre-clearance must be made by completing the Pre-clearance Form in advance of the contemplated transaction. A Sample Pre-clearance Form is attached as EXHIBIT I. Any approval given under this paragraph will remain in effect for [[__] hours [or] [__] days]. [CAPFINANCIAL TO PROVIDE DETAILS.]

IV. REPORTING REQUIREMENTS

         O. All Access Persons are required to submit to the Compliance Officer (subject to the applicable provisions of SECTION V below) the following reports:

            i. INITIAL HOLDINGS REPORT - Access Persons are required to provide the Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person that meets the following requirements:

                 1. Must disclose all of the Access Person's current  securities holdings with the following content for each reportable security (as defined in IV.P. below) that the Access Person has any direct or indirect beneficial ownership:

                    a. title and type of reportable security;

                    b. ticker symbol or CUSIP number (as applicable);

                    c. number of shares;

                    d. principal amount of each reportable security.

                 2. Must  disclose  the name of any broker,  dealer or bank with which the Access Person maintains a Personal Account.

                 3. Information  contained  in Initial  Holding  Reports must be current as of a date no more than 45 days prior to the date of submission.

                 4. The date upon which the report was submitted.

                 5. Access  Persons  should  use the  form of  Initial  Holdings
                    Report contained in Exhibit 2 to this Code of Ethics.

            ii. ANNUAL HOLDINGS REPORT - Subject to the applicable provisions of SECTION V below, Access Persons must also provide Annual Holdings Reports of all current reportable securities holdings at least once during each 12-month period (the "Annual Holding Certification Date"). For purposes of this Code, the Annual Holdings Certification Date is 12/31/2004. From a content perspective, such Annual Holdings Reports must comply with the requirements of SECTION IV.A.(1)(I), (II) and (III) above. Access Persons should use the form of Annual Holdings Report contained in Exhibit 3.

            iii. QUARTERLY  TRANSACTION  REPORTS  -  Subject  to the  applicable provisions of SECTION V below, Access Persons must also provide quarterly securities transaction reports for each transaction in a reportable security (as defined in SECTION IV.P. below) that the Access Person has any direct or indirect beneficial ownership. Such quarterly transaction reports must meet the following requirements:

                 1. Content  Requirements  - Quarterly  transaction  report must include:

                    a.     date of transaction;

                    b.     title of reportable security;

                    c. ticker symbol or CUSIP number of reportable security (as applicable);

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

                    d.     interest rate or maturity rate (if applicable);

                    e.     number of shares;

                    f.     principal amount of reportable security;

                    g.     nature of transaction (i.e., purchase or sale);

                    h. price of reportable security at which the transaction was effected;

                    i. the name of broker, dealer or bank through which the transaction was effected;

                    j. the date upon which the Access Person submitted the report.

                 2. Timing  Requirements  -  Subject  to  SECTION  __.C,  Access
                    Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.

                 3. Access Persons should use the form of quarterly  transaction report provided in Exhibit 4 to this Code of Ethics.

         P. DEFINITION OF REPORTABLE SECURITY - For purposes of the reporting requirements, a reportable security is any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act, EXCEPT that it does NOT include:

                    iv.    Direct  obligations  of the  Government of the United
                           States;

                    v. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                    vi.    Shares issued by money market funds;

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

                    vii. Shares issued by registered open-end funds; provided that such funds are NOT advised by CapFinancial or an affiliate and such fund's adviser or principal underwriter is not controlled or under common control with CapFinancial;

                    viii. Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by CapFinancial or an affiliate and such fund's adviser or principal underwriter is not controlled or under common control with CapFinancial.

V.       EXCEPTIONS FROM PROVISIONS/ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

         This SECTION sets forth  exceptions from the reporting  requirements of
         SECTION IV of this Code. All other requirements will continue to apply to any holding or transactions exempted from reporting pursuant to this SECTION. Accordingly, the following will be exempt only from the reporting requirements of SECTION IV:

                  e. No Initial, Annual or Quarterly Transaction is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

                  f. Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

                  g. Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that Access Person has already provided to the Compliance Officer; provided, that such broker trade confirm or account statements are provided to the Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person's responsibility related to the submission of Initial and Annual Holdings Reports.

                      i. Access Persons that would like to avail themselves of the exemption, should:

                          1. Ensure that the content of such broker  confirms or
                             account statements for any Personal Account meet the content required for Quarterly Transaction Review Reports set forth; and

                          2. Inform the  Compliance  Officer that you would like
                             to avail yourself of this compliance option AND provide the Compliance Officer with the following for each of your Personal Accounts:

                          name of institution;
                          address of institution;
                          name of contact at institution;
                          identification numbers for personal accounts held at
                           institution.
                          name of personal accounts held at institution.

VI.        PROTECTION OF MATERIAL NON-PUBLIC INFORMATION
           ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

           In addition to other provisions of this Code of Ethics and CapFinancial' Compliance Manual (including SECTION XVI of the Compliance Manual and the Insider Trading Procedures in Exhibit H), Access Persons should note that CapFinancial has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of CapFinancial. Notwithstanding the foregoing, Access Persons and CapFinancial may provide such information to persons or entities providing services to CapFinancial, Advisory Client or the Funds where such information is required to effectively provide the services in question. Examples of such are:

                          (i) brokers;

                          (ii) accountants or accounting support service firms;

                          (iii) custodians;

                          (iv) transfer agents;

                          (v) bankers; and

                          (vi) lawyers.

           If there are any questions about the sharing of material,  non-public
           information  about  securities/investment   recommendations  made  by
           CapFinancial, please see the Compliance Officer.

VII.       OVERSIGHT OF CODE OF ETHICS

                  H. REPORTING. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics, must be promptly reported to the Compliance Officer who must report it to the executive management of CapFinancial.

                  I. REVIEW OF TRANSACTIONS. Each Access Person's transactions in his/her Personal Accounts may be reviewed on a regular basis and compared to transactions entered into by CapFinancial for Advisory Clients. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Compliance Officer who must report them to the executive management of CapFinancial.

                  J. SANCTIONS. The executive management of CapFinancial, with advice of outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as advised by outside legal counsel). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with CapFinancial, or criminal or civil PENALTIES.

VIII.      CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

IX.        ACCESS PERSONS DEFINED:

An Access Person is generally any general partner, officer or director of CapFinancial Partners, LLC; any employee of CapFinancial Partners, LLC who: (i) has access to non-public information regarding any Advisory Client's purchase or sale of securities, or non-public information regarding the holdings of any Advisory Client; or (ii) is involved in making securities recommendations to Advisory Clients or has access to such recommendations that are non-public.

As Adopted: March 10, 2005

                                                                       EXHIBIT 1

                   PRE-CLEARANCE FORM FOR CERTAIN TRANSACTIONS
                     IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-Clearance Form prior to engaging in certain personal transactions involving private placements and investment opportunities of limited availability as set forth in CapFinancial's Code of Ethics. Access Persons should complete Sections (1), (2), (3), (4) and (5) below and submit this pre-clearance form to the Compliance Officer. Section (6) will be completed by the Compliance Officer.

(1)      REASON FOR PRE-CLEARANCE REQUEST
         The Access Person is submitting this pre-clearance request because proposed investment is: (check all that apply - more than one may apply):

         _____    Proposed investment is an IPO
         _____    Proposed investment is a limited offering (i.e., private
                  placement, restricted stock, etc.)
         _____    Proposed investment is within investment parameters/strategies of an Advisory Client.
         [_____   Other investment (as all Access Persons are required to be pre-cleared)]

(2)      INVESTMENT AND TRANSACTION  INFORMATION FOR HEDGE FUND  INVESTMENTS

Date of Transaction:__________________________________________

Name of Private Investment Entity:_______________________________________

Jurisdiction:_________________________________________________

Transaction:_________________________________________________

         Initial Purchase                   _________

         Additional Purchase                _________

         Redemption/Withdrawal              _________

Amount of Transactions: USD$ ______________(or number of shares, units, interests, etc.)

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

(3)      INVESTMENT  INFORMATION  FOR NON-HEDGE  FUND  INVESTMENTS

Investment Type (please circle):

Cmn _____ Pfd _____ Debt (indicate issue) _____

Derivative (indicate type) _______     ______

Private/Restricted Issuer: ________________________

(4)      TRANSACTION INFORMATION FOR NON-HEDGE FUND INVESTMENTS

         Transaction Type (please circle):     Buy                     Sell

         Estimated Trade Date: _______________

         Quantity: _________________________

         Estimated Price: ____________________

         Broker/Dealer (if any): _____________________

(5)      CONFLICT OF INTEREST INFORMATION
         Access Persons should provide any factors that they believe may be relevant to a conflict of interest analysis (if any):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

(6)      EVALUATION OF ADVISORY CLIENT CONFLICTS

         The  investment is not  currently  held by or under  consideration  for
purchase   or   disposition   by   any   Fund.

         Initials of Access Person _________________    Date ______________

         If the above listed investment is not currently held by or under consideration for any Fund AND the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Funds.

___ Investment is too risky

___ Fund is  already exposed to  industry

___ Investment by the Fund would cause it to exceed its investment policies

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

___ Insufficient available or unfavorable information about the issuer or investment fund

___ Investment is outside of the Fund's permitted policies (e.g., not a private investment fund)
___ Other: _________________________________

Initials of Access Person _________________ Date _________________

(7)      REPRESENTATION AND SIGNATURE

         By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that pre-clearance will only be in effect for 10 business days from the date of the Compliance Officer's signature.

--------------------------------------------------------------
Access Person's Name (please print)

---------------------------------                --------------------
Access Person's Signature                            Date

(8)      DISPOSITION OF PRE-CLEARANCE REQUEST

Approved       ____________

Denied         ____________

-----------------------                          --------------------
Compliance Officer                                   Date

                                                                       EXHIBIT 2

                      CAPFINANCIAL INITIAL HOLDINGS REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:___________________________________________________

         In connection with my new status as an Access Person at CapFinancial, the following sets forth all of my holdings in reportable securities (as defined in Section IV.P. of CapFinancial' Code of Ethics) that are held in my Personal Accounts (as defined in Section II.L. of CapFinancial' Code of Ethics).

-----------------------------------------------------------------------------------------------------------
                         Tracker Symbol                              Principal             Broker/Dealer
    Title and            or CUSIP Number          Number of           Amounts              Or Bank Where
 Type of Security        (As Applicable)         Shares Held         of Shares          Securities Are Held
 ----------------        ---------------         -----------         ---------          -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


           OR

         ___ No holdings in reportable securities (as defined in Section IV.B. of CapFinancial' Code of Ethics)

         The undersigned Access Person certifies that all information contained in this is true and correct as of ___________________ ___, 200_ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

                                          Name of Access Person

                                          --------------------------------------
                                          Signature of Access Person

                                          --------------------------------------
                                          Date

------------------------------------
Compliance Review Signature

                                                                       EXHIBIT 3

                       CAPFINANCIAL ANNUAL HOLDINGS REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:

Date of Submission of Report:___________________________________________________

         The following sets forth all of my holdings in reportable securities (as defined in Section IV.B of CapFinancial' Code of Ethics) that are held in my Personal Accounts (as defined in Section II.P. of CapFinancial' Code of Ethics) as of [ANNUAL CERT DATE] (the "Annual Holdings Certification Date").

-----------------------------------------------------------------------------------------------------------
                         Tracker Symbol                              Principal             Broker/Dealer
    Title and            or CUSIP Number          Number of           Amounts              Or Bank Where
 Type of Security        (As Applicable)         Shares Held         of Shares          Securities Are Held
 ----------------        ---------------         -----------         ---------          -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

           OR

         ___    No  holdings  in  reportable  securities  (as defined in Section
                IV.L.  of  CapFinancial' Code   of  Ethics)  as  of  the  Annual
                Holdings Certificate Date.

         The undersigned Access Person certifies that all information contained in this is true and correct as of ________________ ___, 200_ (which must be a date within 45 days of the Annual Holdings Certificate Date).

                                             Name of Access Person

                                             -----------------------------------
                                             Signature of Access Person

                                             -----------------------------------
                                             Date
----------------------------------
Compliance Review Signature

                                                                       EXHIBIT 4

                    CAPFINANCIAL QUARTERLY TRANSACTION REPORT
                                       FOR
                                 ACCESS PERSONS

Name of Access Person:__________________________________________________________

Date of Submission of Transaction Report:_______________________________________

         The following sets forth all of the transaction in reportable securities (as defined in Section IV.P. of CapFinancial' Code of Ethics) made in my Personal Accounts (as defined in Section II.L. of CapFinancial' Code of Ethics) for the quarter beginning on __________ and ending on _____________.

-----------------------------------------------------------------------------------------------------------
                         Tracker Symbol                              Principal             Broker/Dealer
    Title and            or CUSIP Number          Number of           Amounts              Or Bank Where
 Type of Security        (As Applicable)         Shares Held         of Shares          Securities Are Held
 ----------------        ---------------         -----------         ---------          -------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

           The  undersigned   Access  Person   certifies  that  all  information
           contained in this is true and correct as of (check appropriate):

           _____   December 31, 200_
           _____   March 31, 200_
           _____   June 30, 200_
           _____   September 30, 200_

                                            Insert Name of Access Person

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Date
----------------------------------------
Compliance Review
----------------------------------------

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